UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2012

Rio Bravo Oil, Inc.

(Exact name of registrant)

Nevada	000-54564	42-1771917
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5858 Westheimer, Suite 699

Houston, TX 77057

(Address of principal executive offices and zip code)

713-787-9060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Rio Bravo Oil, Inc. (the “Company”) previously filed a Current Report on Form 8-K on June 8, 2012 (the “Initial Report”) to report that the Company had (a) entered into an Asset Purchase Agreement by and between the Company and Numa Luling, LLC (“Numa Luling”) to acquire a twenty-five percent (25%) working interest in and to various oil and gas leases and all wells, equipment, agreements and personal property associated therewith located in Caldwell and Guadalupe Counties, Texas, as more particularly described in the Agreement and (b) had entered into a Purchase and Sale Agreement by and between a wholly-owned Subsidiary of the Company and Eagle Ford Oil Co., Inc. (“Eagle Ford”) pursuant to which the Company acquired an 80% working interest in the Caltex leasehold from Eagle Ford. The purpose of this report is to provide Numa Luling’s and Eagle Ford’s audited annual and unaudited interim financial statements required by part (a) of Item 9.01 of Form 8-K. Based on the reference contained in a letter dated August 13, 2012 from the Commission, the Company has not included a pro forma balance sheet and statement of operations because it has previously filed its Form 10-Q for the period ended June 30, 2012 which reflects the acquisitions and the use of forward-looking information is necessary to meaningfully present the effects of the acquisitions.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

(a)	Financial Statements of Businesses Acquired

(i)	Eagle Ford Oil Company, Inc. Audited Financial Statements for the year ended December 31, 2011;

(ii)	Eagle Ford Oil Company, Inc. Unaudited Financial Statements for the three-month periods ended March 31, 2012 and March 31, 2011;

(iii)	Numa Luling, LLC Audited Financial Statements for the years ended December 31, 2011 and December 31, 2010;

(iv)	Numa Luling, LLC Unaudited Financial Statements for the three-month periods ended March 31, 2012 and March 31, 2011.

(b)	Pro Forma Financial Information (not included, see Explanation, above)

(d)	Exhibits

99.1	Eagle Ford Oil Company, Inc. Audited Financial Statements for the year ended December 31, 2011;

99.2	Eagle Ford Oil Company, Inc. Unaudited Financial Statements for the three-month periods ended March 31, 2012 and March 31, 2011;

99.3	Numa Luling, LLC Audited Financial Statements for the years ended December 31, 2011 and December 31, 2010;

99.4	Numa Luling, LLC Unaudited Financial Statements for the three-month periods ended March 31, 2012 and March 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO BRAVO OIL, INC.

By:	/s/ Carlos E. Buchanan II
Name:	Carlos E. Buchanan II
Title:	Chief Financial Officer
Dated:	August 20, 2012